Exhibit 23.3

April 30, 2025

Teucrium Commodity Trust (“Trust”)

c/o Teucrium Trading, LLC

Three Main Street

Suite 215

Burlington, VT 05401

Ladies and Gentlemen:

We hereby consent to the reference to this firm’s name under the heading “Legal Matters” in the Registration Statement on Form S-1 filed by the Trust, on behalf of Teucrium Soybean Fund (Registration No. 333-263448), with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, as the same may be amended or supplemented from time to time (the “Registration Statement”). In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP

Eversheds Sutherland (US) LLP

EDS